SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 2, 2004

CABLEVISION SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

ITEM 5. OTHER EVENTS.

On August 2, 2004, Rainbow National Services LLC and RNS Co-Issuer Corporation, which are wholly-owned subsidiaries of Cablevision Systems Corporation (“Cablevision”), issued a preliminary offering memorandum in connection with a proposed issuance of their senior and senior subordinated notes in an aggregate principal amount of $800 million. Included in the preliminary offering memorandum for those offerings is a description of certain recent developments associated with the businesses that Rainbow National Services LLC will own prior to completion of the proposed issuance. The following description amends and updates information previously filed with the Securities and Exchange Commission.

For the three months ended June 30, 2004, based on preliminary unaudited results, Rainbow National Services LLC recorded net revenues of approximately $129 million and operating income of approximately $38 million. For the comparable three month period ended June 30, 2003, net revenues were $109.8 million and operating income was $33.7 million. The number of viewing subscribers of AMC, Women’s Entertainment and The Independent Film Channel totaled 75.3 million, 48.8 million and 32.6 million, respectively, at June 30, 2004.

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ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	none
(b)	none
(c)	none

ITEM 9.	REGULATION FD DISCLOSURE

none

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION

	By:	/s/ William J. Bell

		Name:	William J. Bell
		Title:	Vice Chairman and Principal Financial Officer
Date: August 2, 2004

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